                                                                     EXHIBIT 1.1

                          $[                       ]

                         CARMAX AUTO OWNER TRUST 1999-1

$[                                  ] [    ]% CLASS A-1 ASSET-BACKED NOTES
$[                                  ] [    ]% CLASS A-2 ASSET-BACKED NOTES
$[                                  ] [    ]% CLASS A-3 ASSET-BACKED NOTES
$[                                  ] [    ]% CLASS A-4 ASSET-BACKED NOTES
$[                                  ] [    ]% ASSET-BACKED CERTIFICATES


                          CARMAX AUTO RECEIVABLES, LLC

                             UNDERWRITING AGREEMENT
                             ----------------------

                                         [                 ], 1999


Banc of America Securities LLC
As Representative
(the "Representative") of the
      --------------
Several Underwriters
Bank of America Corporate Center
100 North Tryon Street
Charlotte, North Carolina  28255

Dear Sirs:

     1.   Introductory.  Carmax Auto Receivables LLC, a Virginia limited
          ------------
liability company (the "Company"), proposes, subject to the terms and conditions stated herein, to cause Carmax Auto Owner Trust 1999-1 (the "Trust") to issue
and sell $[                  ] aggregate principal amount of [    ]% Class A-1
Asset Backed Notes (the "Class A-1 Notes"), $[                        ]
aggregate principal amount of [   ]% Class A-2 Asset Backed Notes (the "Class
A-2 Notes"), $[                    ] aggregate principal amount of [      ]%
Class A-3 Asset Backed Notes (the "Class A-3 Notes") and $[        ] aggregate
principal amount of [    ]% Class A-4 Asset Backed Notes (the "Class A-4
Notes"). The Notes will be issued pursuant to the indenture dated as of
[       ], 1999

(the "Indenture"), between the Trust and Bankers Trust Company (the "Indenture Trustee").

     Concurrently with the issuance and sale of the Notes as contemplated
herein, the Trust will issue $[               ] aggregate principal amount of [
]% certificates of beneficial interest in the Trust (the "Certificates"), each representing an interest in the property of the Trust. The Certificates will be
issued pursuant to the Trust Agreement, dated as of [           ], 1999 (the
"Trust Agreement"), between the Company and First Union Trust Company, National Association, (the "Owner Trustee"). The Certificates will be subordinated to the Notes.

     Pursuant to an Insurance and Reimbursement Agreement dated as of [____], 1999, among the Company, the Servicer and MBIA Insurance Corporation (the "Insurer"), the Insurer will issue a financial guaranty insurance policy (the "Policy") which guarantees the timely payment of Monthly Note Principal, Monthly
Note Interest, Monthly Certificate Principal, Monthly Certificate Interest and the payment of certain other amounts.

     The assets of the Trust will include, among other things, (i) a pool of motor vehicle retail installment sale contracts secured by new and used motor vehicles to be conveyed to the Trust on the Closing Date (the "Contracts"), (ii) amounts received on or in respect of the Contracts on or after the Cutoff Date, and (iii) certain other property described in the Trust Agreement as part of the Owner Trust Estate. The Contracts will be sold to the Trust by the Company and be serviced for the Trust by Carmax Auto Superstores, Inc., a Virginia corporation ("Carmax" or, in its capacity as servicer, the "Servicer") pursuant
to a Sale and Servicing Agreement, dated as of [                        ], 1999
(the "Sale and Servicing Agreement"), among the Trust, the Company and the Servicer. Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Sale and Servicing Agreement or, if not defined therein, in the Indenture, the Trust Agreement or in the Purchase Agreement between the
Company and Carmax, dated as of [                 ], 1999 (the "Purchase
Agreement"), the Administration Agreement among the Trust, Carmax and the Indenture trustee (the "Administration Agreement", and together with the Indenture, the Trust Agreement, the Sale and Servicing Agreement and the Purchase Agreement, the "Basic Documents"). The Company hereby agrees with the several Underwriters named in Schedule A hereto (the "Underwriters") as follows:

     2.   Representations and Warranties of the Company.  The Company represents
          ---------------------------------------------
and warrants to, and agrees with, the several Underwriters that:

          (1) a Registration Statement on Form S-3 (File No. 333-79087), including a prospectus and such amendments thereto as may have been required to the date hereof, relating to the Notes and the Certificates has been filed with the Securities and Exchange Commission (the "Commission"). Such Registration Statement, as amended, has become effective under the Securities Act of 1933, as amended (the "Act"). No stop orders suspending the effectiveness of the Registration Statement have been issued and no procedures for that purpose have been instituted or, to the Company's knowledge, threatened by the Commission. A prospectus setting forth the terms of the offering, sale and plan of distribution of the Notes and the Certificates and additional information concerning the Notes and the Certificates, including the terms thereof, and the Contracts and other property of the Trust has been prepared and will be filed timely pursuant to Rule 424(b) of the Rules and Regulations of the Commission (the "Rules and Regulations") following the execution of this Agreement. Such Registration Statement, as from time to time amended and supplemented, is referred to as the "Registration Statement" and the final form of Prospectus included in the Registration Statement, as supplemented by the form of Prospectus to be filed with the Commission pursuant to Rule 424(b), is referred to as the "Prospectus" (the "Prospectus"). The conditions to the use of a registration statement on Form S-3 under the Act, as set forth in the General Instructions to Form S-3, and the conditions of Rule 415 under the Act, have been satisfied with respect to the Registration Statement;

          (2) as of the date of execution of this Agreement, the Registration Statement and the Prospectus, except with respect to any modifications as to which the Representative has agreed in writing, shall be in all substantive respects in the form furnished to the Representative prior to such date or, to the extent not completed on such date, shall contain only such specific additional information and other changes which the Company advised the Representative prior to such time, will be included or made therein;

          (3) on the effective date of the Registration Statement, the Registration Statement and the Prospectus complied in all material respects with the applicable requirements of the Act and the Rules and Regulations, and did not include any untrue statement of a material fact or, in the case of the Registration Statement, omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading and, in the case of the Prospectus, omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and on the date hereof and on the Closing Date (as defined in Section 3 hereof), the Registration Statement and the Prospectus will comply in all material respects with the applicable requirements of the Act and the Rules and Regulations, and neither of such documents included or will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided,
                                                                       --------
     however, that the foregoing does not apply to information contained in or
     -------
     omitted from either of the documents based upon written information furnished to the Company by any Underwriter specifically for use in connection with the preparation of the Registration Statement or the Prospectus;

          (4) the Company has been duly organized and is an existing limited liability company in good standing under the laws of the Commonwealth of Virginia, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus; and the Company is duly qualified to do business as a foreign corporation and is in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, and has obtained all necessary licenses and approvals (except with respect to the state securities or "Blue Sky" laws of various jurisdictions) in each jurisdiction in which failure to so qualify or obtain such licenses and approvals would have a material adverse effect on the interests of Noteholders or the Certificateholders under any of the Basic Documents or under the Prospectus;

          (5) the execution, delivery and performance by the Company of its obligations under this Agreement, each of the Basic Documents, the Notes and the Certificates, and the consummation by the Company of the transactions provided for herein and therein, have been, or will have been as of the Closing Date, duly authorized by the Company by all necessary action on the part of the Company; and neither the execution and delivery by the Company of such instruments, nor the performance by the Company of the transactions herein or therein contemplated, nor the compliance by the Company with the provisions hereof or thereof, will (i) conflict with or result in a breach of any of the terms and provisions of, or constitute a default under, any of the provisions of the Articles of Organization or Operating Agreement of the Company, or (ii) conflict with any of the provisions of any law, government rule, regulation, judgment, decree or order binding on the Company or its properties or (iii) conflict with any of the provisions of any indenture, mortgage, contract or other instrument to which the Company is a party or by which it is bound or
     (iv) result in the creation or imposition of any lien, charge or encumbrance upon any of its property pursuant to the terms of any such indenture, mortgage, contract or other instrument other than pursuant to the Basic Documents;

          (6) no consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement or any of the Basic Documents in connection with the issuance of the Notes or the Certificates and the sale by the Company of Notes or the Certificates, except such as have been obtained and made under the Act, such as may be required under state securities laws and the filing of any financing statements required to perfect the interest of any of the Company, the Trust or the Indenture Trustee in the Contracts and other property conveyed to the Trust or pledged to secure obligations under any of the Basic Documents, which financing statements will be filed in the appropriate offices on or prior to the Closing Date;

          (7) on the Closing Date, the Company will have directed the Owner Trustee to execute and the Indenture Trustee to authenticate and issue the Notes and when delivered and paid for pursuant to the Indenture and this Agreement, the Notes will have been duly executed, authenticated, issued and delivered and will constitute the valid and legally binding obligations of the Trust, entitled to the benefits of the Indenture and be enforceable in accordance with their terms;

          (8) on the Closing Date, the Company will have directed the Owner Trustee to execute and authenticate the Certificates and, when delivered and paid for pursuant to the Trust Agreement and this Agreement, the Certificates will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Trust, entitled to the benefits provided in the Trust Agreement and be enforceable in accordance with their terms;

          (9) the Company possesses adequate certificates, authorities and permits issued by appropriate governmental agencies or bodies necessary to conduct the business, as now operated by it or to be operated by it as described in the Prospectus and has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company, would individually or in the aggregate have a material adverse effect on the Company or on the Company's ability to perform its obligations hereunder or under the Basic Agreements to which it may be a party;

          (10) except as disclosed in the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company or any of its properties that, if determined adversely to the Company, would individually or in the aggregate have a material adverse effect on the condition (financial or other), business or results of operations of the Company, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement or any Basic Documents to which it may be a party, or which are otherwise material in the context of the issuance and sale of the Notes or the Certificates; and no such actions, suits or proceedings are threatened or, to the Company's knowledge, contemplated.

          (11) as of the Closing Date, the representations and warranties of the Company contained in the Basic Documents will be true and correct;

          (12) since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business and (ii) there have been no transactions entered into by the Company, other than those in the ordinary course of business, which are material with respect to the Company;

          (13) this Agreement and each of the Basic Documents to which the Company is a party, has been duly authorized by the Company and, when duly executed and delivered by the Company and the other parties thereto, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law);

          (14) this Agreement has been duly authorized, executed and delivered by the Company;

          (15) the Company's sale and delivery of the Contracts and other property to the Trust will vest in the Trust all of the Company's right, title and interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance;

          (16) the Trust's pledge of the Collateral (as defined in the Indenture) to the Indenture Trustee pursuant to the Indenture will vest in the Indenture Trustee, for the benefit of the Noteholders, a first priority perfected security interest therein, subject to no prior lien, mortgage, security interest, pledge, adverse claim, charge or other encumbrance except for any tax lien, mechanics' lien or other lien encumbrance arising after the Closing Date that attaches by operation of law;

          (17) the Contract Schedule created as of the Cut-off Date and made available by the Servicer, will be complete and accurate as of the date thereof and will include identifying descriptions of the Contracts listed on Schedule I to the Purchase Agreement;

          (18) the Notes and the Certificates conform, and will conform as of the Closing Date, in all material respects to the descriptions thereof in the Registration Statement and the Prospectus;

          (19) any taxes, fees and other governmental charges in connection with the execution, delivery and performance by the Company of this Agreement, any of the Basic Documents, the Notes or the Certificates (except for transfer, income or other taxes due upon the sale of the Notes or the Certificates by the Underwriters or any subsequent purchasers) shall have been paid or will be paid by or on behalf of the Company at or prior to the Closing Date to the extent then due;

          (20) the Company is not and, after giving effect to the offering and sale of the Notes and the Certificates and the application of the proceeds thereof as described in the Prospectus, neither the Company nor the Trust will be required to be, registered as an "investment company" as defined in the

     Investment Company Act of 1940, as amended (the "Investment Company Act").

     3.   Purchase, Sale and Delivery of Notes.  On the basis of the
          ------------------------------------
representations warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company the respective principal amounts of each Class of the Notes set forth opposite the names of the Underwriters on Schedule A hereto, at a purchase
price of, in the case of (i) the Class A-1 Notes, [    ]% of the principal
amount thereof; (ii) the Class A-2 Notes, [   ]% of the principal amount
thereof; (iii) the Class A-3 Notes, [    ]% of the principal amount thereof; [in
each case plus the accrued interest at the applicable Note Interest Rate from
___, 1999] and (iv) the Class A-4 Notes, [    ]% of the principal amount
thereof, plus in each case, accrual interest at the applicable Note Interest
Rate from [     ], 1999.  On the basis of the representations warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company also agrees to sell and the Representative agrees to purchase from the Company, the aggregate principal amount of the Certificates set forth
on Schedule A hereto at a purchase price of [    ]% of the principal amount
thereof.

     The Company will deliver against payment of the purchase price, the Notes of each Class and the Certificates, each in the form of one or more permanent global securities in definitive form (the "Global Notes" or "Global Certificates," as the case may be) [deposited with the Indenture Trustee] as custodian for The Depository Trust Company ("DTC") and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent Global Notes or Global Certificates will be held only in book-entry form through DTC, except in the limited circumstances described in the Prospectus. Payment for the Notes and the Certificates shall be made by the Underwriters in Federal (same day) funds by official check or checks at the offices of Mc-Guire, Woods, Battle & Boothe LLP, 901 East Cary Street, Richmond, Virginia 23219 or by wire transfer to an account in New York previously designated to the Representative by the
Company at 10:00 a.m., New York time, on [                    ], 1999, or at
such other time not later than seven full business days thereafter as the Representative and the Company determine, such time being herein referred to as the "Closing Date", against delivery to [the Indenture Trustee] as custodian for DTC of the Global Notes and the Global Certificates representing all of the Notes and the Certificates. The Global Notes and the Global Certificates will be made available for checking at the above office of McGuire Woods, Battle & Boothe LLP at least 24 hours prior to the Closing Date.

     4.   Certain Agreements of the Company.  The Company agrees with the
          ---------------------------------
several Underwriters that:

          (1) so long as any Note or Certificate is outstanding, the Company will furnish to the Representative by telecopier, overnight carrier service or first-class mail as soon as practicable, (i) all documents distributed, or caused to be distributed, by or on behalf of the Company or the Trust to Noteholders or the Certificateholders (ii) all documents filed, or caused to be filed, by or on behalf of the Company or the Trust with the Commission pursuant to the 1934 Act, (iii) copies of any order or other communication received from the Commission with respect to the Company, the Notes or the Certificates and (iv) such other information in the possession of the Company concerning the Trust or the Company as the Representative from time to time may reasonably request.

          (2) except as otherwise specified in this Agreement, the Company will pay all expenses incident to the performance of its obligations under this Agreement and will reimburse the Underwriters for any expenses reasonably incurred by them in connection with qualification of the Notes or the Certificates and determination of their eligibility for investment under the laws of such jurisdictions as the Representative may designate and the reproduction of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of such Notes or the Certificates, for all reasonable out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Representative and, to the extent previously agreed upon with the Representative, for reasonable expenses incurred in distributing the Prospectus (including any amendments and supplements thereto) to the Underwriters and the reasonable fees and disbursements of the Underwriter's counsel;

          (3) The Company will advise the Representative promptly of any proposal to amend or supplement the Registration Statement or the Prospectus, and will not effect such amendment or supplementation without the Representative's consent; the Company will also advise the Representative promptly of the institution by the Commission of any stop order proceedings in respect of the Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as son as possible its lifting, if issued

          (4) If, at any time when the prospectus relating to the Notes or the Certificates is required to be delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify the Representative of such event and will promptly prepare and file with the Commission (subject to the Representative's prior review), at its own expense, an amendment or supplement which will correct such statement or omission, or an amendment which will effect such compliance.

          (5) The company will furnish to the Representative copies of the Registration Statement (two of which will be signed and will include all exhibits), each related preliminary prospectus, and, so long as delivery of a prospectus relating to the Certificates or the Notes is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Representative requests. (The Prospectus shall be so furnished on or prior to 3:00 p.m., New York time, on the business day following the execution and delivery of this Agreement.) All other such documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

          (6) The Company will arrange for the qualification of the Notes for offering and sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Representation designates and will continue such qualifications in effect so long as required for the distribution of the Notes.

          (7) For a period from the date of this Agreement until the retirement of the Notes (i) the Company will furnish to the Representative and, upon request, to each of the other Underwriters, copies of each certificate and the annual statements of compliance delivered to the Indenture Trustee or the Insurer pursuant to Section 3.9 of the Indenture and Sections 3.9 and
     3.10 of the Sale and Servicing Agreement and the annual independent certified public accountant's servicing reports furnished to the Indenture Trustee pursuant to

     Section 3.11 of the Sale and Servicing Agreement, by first -class mail as soon as practicable after such statements and reports are furnished to the Indenture Trustee, and (ii) such other forms of periodic certificates or reports as may be delivered to the Indenture Trustee, the Owner Trustee, the Insurer, the Noteholders or the Certificate-holders under the Indenture, the Sale and Servicing Agreement or the Other Basic Documents.

          (8) to the extent, if any, that (i) the ratings provided with respect to the Notes or the Certificates by Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's, a division of The McGraw-Hill Companies ("Standard & Poor's" and, together with Moody's, the "Rating Agencies") or
     (ii) the issuance of the Policy by the Insurer, is conditional upon the furnishing of documents or the taking of any other action by the Company, the Company shall furnish such documents and take any such other action.

          (9) on or before the related Closing Date, the Company shall cause the computer records of the Company and Carmax relating to the Contracts to be marked to show the Trust's absolute ownership of the Contracts and the proceeds thereof, and from and after the Closing Date, neither the Company nor Carmax shall take any action inconsistent with the Trust's ownership of such Contracts, other than as permitted by the Sale and Servicing Agreement.

     5.   Conditions of the Obligations of the Underwriters.  The obligations of
          -------------------------------------------------
the several Underwriters to purchase and pay for the Notes and the Certificates on the Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of the Company's officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

          (1) the Representative shall have received a letter, dated the date of delivery thereof, of [KPMG Peat Marwick], in form and substance satisfactory to the Representative and counsel for the Underwriters, confirming that they are independent public accountants within the meaning of the 1933 Act and the applicable Rules and Regulations and stating in effect that (i) they have performed certain specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature set forth in the Registration Statement and the Prospectus (and any supplements thereto), agrees with the accounting records of Carmax and the Company, excluding any questions of legal interpretation, and (ii) they have performed certain specified procedures with respect to the Receivables;

          (2) all actions required to be taken and all filings required to be made by the Company under the Act prior to the Closing Date for the Notes or the Certificates shall have been duly taken or made; and prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, threatened by the Commission;

          (3) the Representative shall have received a copy of the indemnification agreement, dated the date hereof, between the Representative and the Servicer (the "Indemnification Agreement"), executed by the Servicer and delivered to the Representative;

          (4) the Policy, in form and substance satisfactory to the Representative, shall have been issued by the Insurer and delivered to the Indenture Trustee;

          (5) the Representative shall have received an opinion of McGuire, Woods, Battle & Boothe LLP, special counsel to the Company, dated the Closing Date and satisfactory in form and substance to the Representative and counsel for the Underwriters, to the effect that:

               (1) the Company has been duly organized and is an existing limited liability company in good standing under the laws of the Commonwealth of Virginia, with full power and authority to own its properties and conduct its business as described in the Prospectus; the Company is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification; and the Company has full power and authority to enter into and perform its obligations under this Agreement and the Basic Documents to which it is a party, to direct the Owner Trustee to execute the Notes and the Certificates and, the Indenture Trustee to authenticate the Notes, to consummate the transactions contemplated hereby and thereby, and had at all times, and at the Closing Date has, the power, authority and legal right to acquire, own and sell the Contracts;

               (2) Carmax has been duly incorporated and is an existing corporation in good standing under the laws of the Commonwealth of Virginia, with corporate power and authority to own its properties and conduct its business as described in the Prospectus; Carmax is duly qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification; and Carmax has full power and authority to enter into and perform its obligations under the Indemnification Agreement and the Basic Documents to which it is a party and to consummate the transactions contemplated hereby and thereby, and had at all times, and now has, the power, authority and legal right to acquire, own, sell and service the Contracts;

               (3) the direction by the Company to the Owner Trustee to execute the Notes, and to the Indenture Trustee to authenticate the Notes, has been duly authorized by the Company and, when the Notes have been duly executed and authenticated by the Indenture Trustee in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters pursuant to this Agreement, the Notes will be duly and validly issued and outstanding and will be entitled to the benefits of the Indenture;

               (4) the direction by the Company to the Owner Trustee to execute and authenticate the Certificates has been duly authorized by the Company and, when the Certificates have been duly executed and authenticated by the Owner Trustee in accordance with the terms of the Trust Agreement and delivered to and paid for by the Representative pursuant to this Agreement, the Certificates will be duly and validly issued and outstanding and will be entitled to the benefits of the Trust Agreement;

               (5) this Agreement, the Indemnification Agreement and each Basic Document to which the Company or Carmax is a party has been duly authorized, executed and delivered by the Company or Carmax, as the case may be, and constitutes the valid and binding obligation of the Company or Carmax, as appropriate, subject, as to enforcement to (A) bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, (B) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), and the discretion of the court before which any proceeding for such enforcement may be brought and (C) possible judicial action giving effect to governmental actions or foreign laws affecting creditors' rights;

               (6) no consent, approval, authorization or order of, or filing with any governmental agency or body or any court is required for the execution, delivery and performance by the Company of this Agreement and the Basic Documents to which it is a party, for the execution, delivery and performance by Carmax of the Indemnification Agreement and the Basic Documents to which it is a party or for the consummation of the transactions contemplated by this Agreement, the Indemnification Agreement or the Basic Documents, except for (i) the filing of Uniform Commercial Code financing statements in Virginia with respect to the sale of the Contracts from Carmax to the Company pursuant to the Purchase Agreement and the filing of Uniform Commercial Code financing statements in Virginia with respect to the sale of the Trust property to the Trust pursuant to the Sale and Servicing Agreement and the filing of a Uniform Commercial Code financing statement in Delaware with respect to the grant by the Trust of a security interest in the Collateral to the Indenture Trustee pursuant to the Indenture, which financing statements will be filed in the appropriate offices on or prior to the Closing Date; (ii) such as have been obtained and made under the Act; and (iii) such as may be required under state securities laws;

               (7) the execution, delivery and performance of this Agreement and the Basic Documents by the Company, the execution, delivery and performance of the Indemnification Agreement and the Basic Documents by Carmax and the consummation of any of the transactions contemplated herein, in the Indemnification Agreement or the Basic Documents will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Carmax or the Company pursuant to the terms of the Certificate of Incorporation or the By-Laws of Carmax or the Articles of Organization or Operating Agreement of the Company or any statute, rule, regulation or order of any governmental agency or body, on any court having jurisdiction over Carmax or the Company or their respective properties, or any agreement or instrument known to such counsel after due investigation to which Carmax or the Company is a party or by which Carmax or the Company or any of their respective properties is bound;

               (8) such counsel has no reason to believe that any part of the Registration Statement or any amendment thereto, as of its effective date and as of such Closing Date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus and any amendment or supplement thereto, as of its issue date and as of the Closing Date, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the descriptions in the Registration Statement and the Prospectus of statutes, legal and governmental proceedings, contracts and other documents are accurate and fairly present the information required to be shown; and such counsel does not know of any legal or governmental proceedings required to be described in the Registration Statement or the Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus or as to the statement, under the heading "DESCRIPTION OF THE INSURER";

               (9) to the best knowledge of such counsel, after due inquiry, there are no actions, proceedings or investigations pending to which the Company or Carmax is a party or threatened before any court, administrative agency or other tribunal having jurisdiction over Carmax or the Company, (i) that are required to be disclosed in the Registration Statement, (ii) asserting the invalidity of this Agreement, the Indemnification Agreement, any Basic Document, the Notes or the Certificates, (iii) seeking to prevent the issuance of the Notes or the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Indemnification Agreement or the Basic Documents, (iv) which might materially and adversely affect the performance by the Company or Carmax of its obligations under, or the validity or enforceability of, this Agreement, the Indemnification Agreement, any Basic Document, the Notes or the Certificates, or (v) seeking adversely to affect the federal income tax attributes of the Notes or the Certificates as described in the Prospectus under the heading "MATERIAL FEDERAL INCOME TAX CONSEQUENCES";

               (10) each of Carmax and the Company has obtained all necessary licenses and approvals in each jurisdiction in which failure to qualify or to obtain such license or approval would render any Contract unenforceable by the Company, the Trust, the Owner Trustee or the Indenture Trustee;

               (11) this Agreement has been duly authorized, executed and delivered by the Company; and the Indemnification Agreement has been duly authorized, executed and delivered by Carmax;

               (12) each Contract is a motor vehicle retail installment sales contract that constitutes "chattel paper" as defined in Section 9-105 of the UCC in effect in the States of New York, and Delaware and in the Commonwealth of Virginia;

               (13) the provisions of the Sale and Servicing Agreement are effective to create, in favor of the Owner Trustee, a valid security interest (as such term is defined in Section 1-201 of the New York
          UCC) in the Company's rights in the Contracts and proceeds thereof, which security interest, if characterized as a transfer for security, will secure a loan deemed to have been made to the Company in an amount equal to all principal and interest due on the Notes and the Certificates;

               (14) the financing statement naming the Company as debtor and the Trust as secured party is in appropriate form for filing in the relevant filing office under the Virginia UCC. The Virginia UCC governs the effect of perfection or non-perfection of the security interest granted to the Trust pursuant to the Sale and Servicing Agreement. Upon the filing of the Financing Statement in the relevant filing office, the security interest in favor of the Owner Trustee in the Contracts and proceeds thereof will be perfected, and no other security interest of any other creditor of or purchaser from the Company will be equal or prior to the security interest of the Owner Trustee in the Contracts and proceeds thereof;

               (15) the provisions of the Purchase Agreement are effective to create, in favor of the Company, a valid security interest (as such term is defined in Section 1-201 of the New York UCC) in Carmax's rights in the Contracts and proceeds thereof, which security interest, if characterized as a transfer for security, will secure a loan deemed to have been made to Carmax in an amount equal to the principal and interest due on the Notes and the Certificates;

               (16) the financing statement naming Carmax as debtor and the Company as secured party is in appropriate form for filing in the relevant filing office under the Virginia UCC. The Virginia UCC governs the effect of perfection or non-perfection of the security interest granted to the Company pursuant to the Purchase Agreement. Upon the filing of the Financing Statement in the relevant filing office, the security interest in favor of the Company in the Contracts and proceeds thereof will be perfected, and no other security interest of any other creditor of, or purchaser from Carmax will be equal or prior to the security interest of the Company in the Contracts and proceeds thereof;

               (17) the financing statement naming the Trust as debtor and the Indenture Trustee as secured party is in appropriate form for filing in the relevant filing office under the Delaware UCC. The Delaware UCC governs the effect of perfection or non-perfection of the security interest granted to the Indenture Trustee pursuant to the Indenture. Upon the filing of the Financing Statement in the relevant filing office, the security interest in favor of the Indenture Trustee in the Collateral will be perfected, and no other security interest of any other creditor of or purchaser from the Trust will be equal or prior to the security interest of the Indenture Trustee in the Collateral;

               (18) the provisions of the Indenture are effective to create in favor of the Indenture Trustee, a valid security interest (as such term is defined in Section 1-201 of the New York UCCs) in the Collateral and proceeds thereof to secure payment of the Notes;

               (19) the statements in the Prospectus under the caption "MATERIAL LEGAL ASPECTS OF THE TRANSACTION", to the extent they constitute matters of law or legal conclusions, are correct in all material respects;

               (20) the Trust Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act");

               (21) the Indenture has been duly qualified under the Trust Indenture Act;

               (22) the Registration Statement was declared effective under the Act [as of the date specified in such opinion,] the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) [specified in such opinion] on the date specified therein, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act;

               (23) assuming due authorization, execution and delivery by the Indenture Trustee and the Owner Trustee, the Indenture constitutes the legal, valid and binding agreement of the Trust enforceable against the Trust in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally from time to time in effect, and subject, as to enforceability, to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law);

               (24) neither the Trust nor the Company is and, after giving effect to the issuance and sale of the Notes and the Certificates and the application of the proceeds thereof, as described in the Prospectus, neither the Trust nor the Company will be, an "investment company" as defined in the Investment Company Act; and

               (25) the Notes, the Certificates, the Purchase Agreement, the Sale and Servicing Agreement, the Trust Agreement, the

          Administration Agreement and the Indenture each conform in all material respects with the descriptions thereof contained in the Registration Statement and the Prospectus.

          (6) The Representative shall have received an opinion of McGuire, Woods, Battle & Boothe LLP, as special tax counsel for the Company, dated the Closing Date and satisfactory in form and substance to the Representative and counsel for the Underwriters, to the effect that for federal income tax purposes (i) the Notes will be characterized as indebtedness of the Trust, (ii) the Trust will not be classified as an association or a publicly traded partnership taxable as a corporation and
     (iii) the statements set forth in the Prospectus under the headings "PROSPECTUS SUMMARY--ERISA CONSIDERATIONS", "ERISA CONSIDERATIONS", "PROSPECTUS SUMMARY--Tax Status" and "MATERIAL FEDERAL INCOME TAX CONSEQUENCES", to the extent such statements constitute matters of law or legal conclusions with respect thereto, are correct in all material respects.

          (7) the Representative shall have received an opinion of McGuire, Woods, Battle and Boothe LLP, as special tax counsel for the Company, dated the Closing Date and satisfactory in form and substance to the Representative and counsel for the Underwriters, to the effect that (i) for the franchise and income tax purposes of the Commonwealth of Virginia and the State of Delaware, (A) the Trust will not be subject to entity level taxation and (B) the Notes will be treated as indebtedness and (ii) holders of the Certificates, who are not otherwise subject to taxation in the Commonwealth of Virginia or the State of Delaware, will not be subject to taxation on income from the Certificates solely by virtue of their ownership of the Certificates.

          (8) The Representative shall have received from Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the validity of the Notes, the Certificates, the Registration Statement, the Prospectus and other related matters as the Representative may require, and the Company shall have furnished to such counsel such documents as it may request for the purpose of enabling it to pass upon such matters.

          (9) The Representative shall have received a certificate, dated the Closing Date, of the Chairman of the Board, the President or any Vice-President and a principal financial or accounting officer of each of the

     Company and Carmax in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company or Carmax, as applicable, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; the representations and warranties of the Company or Carmax, as applicable, in the Basic Documents are true and correct as of the dates specified in such agreements; the Company or Carmax, as applicable, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under such agreements at or prior to the Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; and, subsequent to the date of the Prospectus, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company or Carmax, whether or not arising in the ordinary course of business.

          (10) The Representative shall have received an opinion of [
          ], counsel to the Indenture Trustee, dated the Closing Date and satisfactory in form and substance to the Representative and counsel for the Underwriters, to the effect that:

               (1) the Indenture Trustee is a New York banking corporation duly incorporated and validly existing under the laws of the State of New York;

               (2) the Indenture Trustee has the full corporate trust power to accept the office of Indenture Trustee under the Indenture and to enter into and perform its obligations under the Indenture the Sale and Servicing Agreement and the Administration Agreement;

               (3) the execution and delivery of the Indenture and the Administration Agreement and the acceptance of the Sale and Servicing Agreement and the performance by the Indenture Trustee of its obligations under the Indenture, the Sale and Servicing Agreement and the Administration Agreement have been duly authorized by all necessary corporate action of the Indenture Trustee and each has been duly executed and delivered on behalf of the Indenture Trustee;

               (4) the execution, delivery and performance by the Indenture Trustee of the Indenture and, on behalf of the Noteholder, of the other Basic Documents to which it is a party does not require any consent, approval or authorization of, or any registration or filing with, any Delaware or United States federal governmental authority having jurisdiction over the Indenture Trustee other than those consents, approvals or authorizations as have been obtained.

               (5) the Indenture, the Sale and Servicing Agreement and the Administration Agreement constitute valid and binding obligations of the Indenture Trustee enforceable against the Indenture Trustee in accordance with their terms under the laws of the State of New York and the federal law of the United States;

               (6) the execution and delivery by the Indenture Trustee of the Indenture and the Administration Agreement and the acceptance of the Sale and Servicing Agreement do not require any consent, approval or authorization of, or any registration or filing with, any Virginia, New York or United States federal governmental authority, other than the qualification of the Indenture Trustee under the Trust Indenture Act;

               (7) each of the Notes has been duly authenticated by the Indenture Trustee;

               (8) neither the consummation by the Indenture Trustee of the transactions contemplated in the Sale and Servicing Agreement, the Indenture or the Administration Agreement nor the fulfillment of the terms thereof by the Indenture Trustee will conflict with, result in a breach or violation of, or constitute a default under any law or the charter, By-laws or other organizational documents of the Indenture Trustee or the terms of any indenture or other agreement or instrument known to such counsel and to which the Indenture Trustee or any of its subsidiaries is a party or is bound or any judgement, order or decree known to such counsel to be applicable to the Indenture Trustee or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Indenture Trustee or any of its subsidiaries;

               (9) to such counsel's knowledge there is no action, suit or proceeding pending or threatened against the Indenture Trustee (as trustee under the Indenture or in its individual capacity) before or by any governmental authority that if adversely decided, would materially adversely affect the ability of the Indenture Trustee to perform its obligations under the Indenture, the Sale and Servicing Agreement or the Administration Agreement; and

               (10) the execution, delivery and performance by the Indenture Trustee of the Sale and Servicing Agreement, the Indenture and the Administration Agreement will not subject any of the property or assets of the Trust or any portion thereof, to any lien created by or arising with respect the Indenture Trustee that are unrelated to the transactions contemplated in such Agreements.

          (11) The Representative shall have received an opinion of [         ],
     counsel to the Owner Trustee, dated the Closing Date and satisfactory in form and substance to the Representative and counsel for the Underwriters, to the effect that:

               (1) the Owner Trustee has been duly incorporated and is validly existing as a national banking association in good standing under the laws of the United States;

               (2) the Owner Trustee has full corporate trust power and authority to enter into and perform its obligations under the Trust Agreement and, on behalf of the Trust, under the other Basic Documents to which it is a party and has duly authorized, executed and delivered such Basic Documents and such Basic Documents constitute the legal, valid and binding agreements of the Owner Trustee, enforceable in accordance with their terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws affecting creditors' rights generally form time to time in effect, and subjects, as to enforceability, to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law);

               (3) the Certificates have been duly executed, authenticated and delivered by the Owner Trustee as owner trustee and authenticating agent; each of the Notes has been duly executed and delivered by the Owner Trustee, on behalf of the Trust;

               (4) the execution and delivery by the Owner Trustee of the Trust Agreement and, on behalf of the Trust, of the other Basic Documents to which it is a party and the performance by the Owner Trustee of its obligations thereunder do not conflict with, result in a breach or violation of, or constitute a default under the [Articles of Association or By-laws] of the Owner Trustee; and

               (5) the execution, delivery and performance by the Indenture Trustee of the Indenture and, on behalf of the Noteholder, of the other Basic Documents to which it is a party does not require any consent, approval or authorization of, or any registration or filing with, any Delaware or United States federal governmental authority having jurisdiction over the Indenture Trustee other than those consents, approvals or authorizations as have been obtained.

          (12) The Representative shall have received an opinion of McGuire, Woods, Battle & Booth LLP, special counsel to the Company, dated the Closing Date and satisfactory in form and substance to the Representative and counsel for the Underwriters, to the effect that:

               (1) the Trust has been duly formed and is validly existing as a business trust under the Delaware Business Trust Act, 12 Del.C.
                                                                   ------
          (S)3801 et seq. (the "Delaware Act");
                  -- ---

               (2) the Trust has the power and authority under the Delaware Act and the Trust Agreement to, and the Trust Agreement authorizes the Owner Trustee to, execute, deliver and perform its obligations under the Sale and Servicing Agreement, the Indenture, the Administration Agreement, the Notes and the Certificates, and the Trust Act authorizes the Owner Trustee to execute (and if appropriate authenticate such documents;

               (3) assuming that the Certificates have been duly authorized, executed and authenticated by the Owner Trustee on behalf of the Trust, when the Certificates have been issued and delivered in accordance with the instructions of the Company, the Certificates will be validly issued and entitled to the benefits of the Trust Agreement; and

               (4) under 12 Del. C. (S)3805(b), no creditor of any
                            ------
          Certificateholder (including creditors of the company in its capacity as Certificateholder) shall have any right to obtain possession of, or otherwise exercises legal or equitable remedies with respect to, the property of the Trust except in accordance with the terms of the Trust Agreement.

          (13) The Representative shall have received an opinion of McGuire, Woods, Battle & Boothe LLP, counsel to the Company, dated the Closing Date and satisfactory in form and substance to the Representative and counsel for the Underwriters, (i) with respect to the characterization of the transfer of the Contracts by Carmax to the Company and (ii) to the effect that should Carmax become the debtor in a case under the Bankruptcy Code, and the Company would not otherwise properly be a debtor in a case under the Bankruptcy Code, and if the matter were properly briefed and presented to a court exercising bankruptcy jurisdiction, the court, exercising reasonable judgment after full consideration of all relevant factors, would not order, over the objection of the Certificateholders or the Noteholders, the substantive consolidation of the assets and liabilities of the Company with those of Carmax and such opinion shall be in substantially the form previously discussed with the Representative and counsel for the Underwriters and in any event satisfactory in form and in substance to the Representative and counsel for the Underwriters.

          (14) The Representative shall have received evidence satisfactory to it and its counsel that, on or prior to the Closing Date, UCC-1 financing statements have been or are being filed in the office of the (i) Virginia State Corporation Commission of Commonwealth of Virginia reflecting the transfer of the interest of Carmax in the Contracts and the proceeds thereof to the Company and the transfer of the interest of the Company in the Contracts and the proceeds thereof to the Trust and (ii) Secretary of State of the State of Delaware reflecting the grant of the security interest by the Trust in the Contracts and the proceeds thereof to the Indenture Trustee.

          (15) The Representative shall have receive an opinion of McGuire, Woods, Battle & Boothe LLP, special counsel to the Company, dated the Closing Date and satisfactory in form and substance to the Representative and the counsel for the Underwriters to the effect that (i) the provisions of the Indenture are effective to create a valid security interest in favor of the Indenture Trustee, to secure payment of the Notes, in all "securities entitlements" (as defined in Section 8-102(a)(17) of the New York UCC) with respect to "financial assets" (as defined in Section 8-102(a)(9) of the New York UCC) now or hereafter credited to the Reserve Account (such securities entitlements, the "Securities Entitlements"), (ii) the provisions of the control agreement for purposes of Article 8 of the New York UCC are effective to perfect the security interest of the Indenture Trustee in the Securities Entitlements and (iii) no security interest of any other creditor of the Trust will be prior to the security interest of the Indenture Trustee in such Securities Entitlements.

          (16) Moody's and Standard & Poor's shall have rated (i) the Class A-1 Notes P-1 and A-1+, respectively, (ii) each of the Class A-2 Notes, Class A-3 Notes, Class A-4 Notes Aaa and AAA, respectively, and (iii) the Certificates Aaa and AAA, respectively.

          (17) The Representative shall have received from McGuire, Woods, Battle & Boothe LLP and each other counsel for the Company, a letter dated the Closing Date to the effect that the Underwriters may rely upon each opinion, rendered by such counsel to either Standard & Poor's or Moody's in connection with the rating of any Class of the Notes or the Certificates as if each such opinion were addressed to the Underwriters.

          (18) The Representative shall have received from Shaw, Pittman, Dutts & Trawbridge, counsel to the Insurer, to the effect that:

               (1) the Insurer is a corporation validly existing, in good standing and licensed to transact the business of surety and financial guaranty insurance under the laws of the State of New York;

               (2) the Insurer has the corporate power to execute and deliver, and to take all action required of it under the indemnification agreement between the Insurer and the Representative on behalf of the
          Underwriters, dated as of [              ], 1999 (the "Indemnification
          Agreements"), [the insurance and reimbursement agreement] [list other relevant insurance documents];

               (3) except as have already been obtained, no authorization, consent, approval, license, formal exemption or declaration from, nor any registration or filing with, any court or governmental agency or body of the United States of America or the State of New York, which if not obtained would affect or impair the validity or enforceability of the [insurance and reimbursement agreement, the Indemnification Agreement] [list other relevant insurance documents] against the Insurer, is required in connection with the execution and delivery by the Insurer of the [insurance and reimbursement agreement, the Indemnification Agreement] [list other relevant insurance documents] or in connection with the Insurer's performance of its obligations thereunder;

               (4) [insurance and reimbursement agreement, the Indemnification Agreement] [list other relevant insurance documents] have been duly authorized, executed and delivered by the Insurer, and assuming due authorization, execution and delivery of the [insurance and reimbursement agreement, the Indemnification Agreement] [list other relevant insurance documents] by the parties thereto (other than the Insurer), constitute the legally valid and binding obligations of the Insurer, enforceable in accordance with their respective terms subject, as to enforcement, to (1) bankruptcy, reorganization, insolvency, moratorium and other similar laws relating to or affecting the enforcement of creditors' rights generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferential transfers and equitable subordination, presently or from time to time in effect and general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), as such laws may be applied in any such proceeding with respect to the Insurer and (2) the qualification that the remedy of specific performance may be subject to equitable defenses and to the discretion of the court before which any proceedings with respect thereto may be brought; and

          [ the guarantee is not required to be registered under the Securities Act of 1933, as amended.]

          In rendering such opinion, such counsel may rely as to matters of fact, to the extent deemed proper and as stated therein, on certificates of responsible officers of the Insurer and public officials.

     The Company will furnish the Representative with such conformed copies of such opinions, certificates, letters and documents as the Representative may reasonably request.

     The Representative may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder.

     5.   Indemnification and Contribution
          --------------------------------

          (19) The Company will indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act or the Exchange Act and the respective officers, directors and employees of each such person, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and will reimburse each Underwriter and each such officer, director, employee or controlling person for any legal or other expenses reasonably incurred by such Underwriter and each such officer, director, employee or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action, subject to the following proviso, as such expenses are incurred; provided, however, that (i) the Company will not be liable in any
               --------  -------
     such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement in or omission or alleged omission made in any such documents in reliance upon and in conformity with written information furnished to the Company by an Underwriter specifically for use therein and (ii) such indemnity with respect to any untrue statement or alleged untrue statement or omission or alleged omission in the preliminary Prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, claim, damage or liability purchased the Notes or the Certificates which are the subject thereof, if such person was not given or sent a copy of the Prospectus (excluding documents incorporated therein by reference), at or prior to the confirmation of the sale of such Notes or Certificates to such person in any case where such delivery is required by the Act and the untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in the preliminary Prospectus and forming the basis for the related cause of action was corrected in the final Prospectus. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

          (20) Each Underwriter severally, and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of the Act or the Exchange Act and the respective officers, directors and employees of each such person against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject, under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred. This indemnity agreement will be in addition to any liability that such Underwriter may otherwise have.

          (21) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission and/or delay so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than in this Section unless such omission caused actual prejudice to the party not notified; in case any such action is brought against any indemnified party, and it notified the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may elect by written notice jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with defense thereof other than reasonable costs of investigation. If the defendants in any action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to local counsel, if any) for all such indemnified parties. No indemnifying party may avoid its duty to indemnify under this Section 5 if such indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of any judgement in, any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on all claims that are the subject matter of such action. An indemnifying party shall not be liable for any settlement of any claim effected without its written consent.

          (22) If recovery is not available under the foregoing indemnification provisions of this Section for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution for liabilities and expenses, except to the extent that contribution is not permitted under Section 11(f) of the Act. In determining the amount of contribution to which the respective parties are entitled, there shall be considered (i) the relative benefit received by the Company on the one hand and the Underwriters on the other hand from the offering of the Notes and the Certificates or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other hand in connection with the statement or omission that resulted in such liabilities and expenses as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand shall be deemed to be in the same proportion as the total net proceeds of the offering of the Notes or the Certificates (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters in connection with the offering of the Notes and the Certificates. The relative fault of the parties shall be determined by reference to, among other things, the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable considerations appropriate under the circumstances. The Company and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose). Notwithstanding the provisions of this
     Section 5, no Underwriter shall be required to contribute any amount in excess of the underwriting discount received by it.

     6.   Default of Underwriters.  If any Underwriter or Underwriters
          -----------------------
participating in an offering of Notes or Certificates default in their obligations to purchase Notes or Certificates hereunder and the aggregate principal amount of such Notes or the Certificates which such defaulting Underwriter or Underwriters agreed, but failed, to purchase does not exceed 10% of the total principal amount of the Notes or the Certificates, as the case may be, the Representative may make arrangements satisfactory to the Company for the purchase of such Notes or Certificates by other persons, including any of the other Underwriters participating in such offering, but if no such arrangements are made within a period of 36 hours after the Closing Date, the non-defaulting Underwriters participating in such offering shall be obligated severally, in proportion to their respective total commitments hereunder, to purchase the Notes or the Certificates which such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of Notes or the Certificates with respect to which such default or defaults occur is more than 10% of the total principal amount of the Notes or the Certificates and arrangements satisfactory to the Representative and the Company for the purchase of such Notes or the Certificates by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 4(b). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     7.   Termination of the Obligations of the Underwriters.  The obligations
          --------------------------------------------------
of the Underwriters to purchase the Notes or the Certificates on the Closing Date shall be terminable by the Underwriters by written notice delivered to the Company if at any time on or prior to the Closing Date (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National market shall have been suspended or materially limited, or there shall have been any setting of minimum prices for trading on such exchange of the securities of Circuit City Stores, Inc. or any suspension of trading of the securities of Circuit City Stores, Inc. on any exchange or in the over-the-counter market, (ii) a general moratorium on commercial banking activities shall have been declared by any applicable Federal or State authorities, (iii) there shall have occurred any material outbreak or escalation of hostilities or other calamity or crisis, the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Representative, as representative of the Underwriters, impracticable to market the Notes or the Certificates on the terms and in the manner contemplated in the Prospectus, (iv) any public announcement that any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act) has under surveillance or review its rating of the debt securities of any of Circuit City Stores, Inc., the Company or the Servicer (other than an announcement with positive implications of a possible upgrading and no implication of a possible downgrading or such rating), or (v) any change or any development involving a prospective change, materially and adversely affecting
(A) the Owner Trust Estate or the Collateral taken as whole or (B) the business or properties of Circuit City Stores, Inc. the Company or Carmax occurs, which, in the reasonable judgment of the Representative, as representative of the Underwriters, in the case of either (A) or (B), makes it impracticable to market the Notes or the Certificates on the terms and in the manner contemplated in the Prospectus. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party.

     8.   Survival of Certain Representations and Obligations.  The respective
          ---------------------------------------------------
indemnities, agreements, representations, warranties and other statements by the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriters, the Company or any of their respective officers or directors or any controlling person, and will survive delivery of and payment for the Notes or the Certificates.

          If this Agreement is terminated pursuant to Sections 6 or 7 or if for any reason the purchase of the Notes or the Certificates by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 4, and the obligations of the Company and the Underwriters pursuant to Section 5 shall remain in effect.

     9.   Representation of the Underwriters. Each of the Underwriters
          ----------------------------------
represents and warrants to, and agrees with, the Company that (w) it has only issued or passed on and shall only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Certificates to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 or who is a person to whom the document may otherwise lawfully be issued or passed on, (x) it has complied and shall comply with all applicable provisions of the Financial Services Act 1986 with respect to anything done by it in relation to the Certificates in, from or otherwise involving the United Kingdom and (y) if that Underwriter is an authorized person under the Financial Services Act 1986, it has only promoted and shall only promote (as that term is defined in Regulation
1.02 of the Financial Services (Promotion of Unregulated Schemes) Regulations
1991) to any person in the United Kingdom the scheme described in the Prospectus if that person is of a kind described either in Section 76(2) of the Financial Services Act 1986 or in Regulation 1.04 of the Financial Services (Promotion of Unregulated Schemes) Regulations 1991.

     10.  Notices.  All communications hereunder will be in writing and, if sent
          -------
to an Underwriter, will be mailed, delivered or telecopied to Banc of America Securities LLC, Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255-0001, Attention: William A. Glenn, facsimile
number 704-[            ], or to such other address as the Representative may
designate in writing to the Company, or if sent to the Company, will be mailed, delivered or telecopied to Carmax Auto Superstores, Inc., c/o Circuit City
Stores, Inc., 9954 Maryland Drive, Virginia  23233 Attention: [              ],
or to such other address specified by the Company; provided, however, that any
                                                   --------  -------
notice to an Underwriter pursuant to Section 5 will be mailed, delivered or telecopied to such Underwriter at the address furnished by such Underwriter.

     11.  Successors.  This Agreement will inure to the benefit of and be
          ----------
binding upon the parties hereto and their respective successors and the officers, directors and controlling persons referred to in Section 5 hereof, and their successors and assigns, and no other person will have any right or obligation hereunder.

     12.  Severability of Provisions.  Any covenant, provision, agreement or
          --------------------------
term of this Agreement that is prohibited or is held to be void or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof.

     13.  Counterparts. This Agreement may be executed in counterparts, each of
          ------------
which shall constitute an original, but all of which shall together constitute one instrument.

     14.  Applicable Law.  THIS AGREEMENT WILL BE GOVERNED BY, AND CONSTRUED IN
          --------------
ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

     If the foregoing is in accordance with your understanding of this agreement, please sign and return to us a counterpart hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms. Alternatively, the execution of this Agreement by the Company and its acceptance by or on behalf of the Underwriters may be evidenced by an exchange of telecopied or other written communications.

                              Very truly yours,

                              CARMAX AUTO RECEIVABLES, LLC
                                as Company



                              By ____________________________________________
                                 Name:     [              ]
                                 Title:    [              ]



The foregoing Agreement is
hereby confirmed and accepted
as of the date first above
written.


BANC OF AMERICA SECURITIES LLC
as Representative of the
Several Underwriters



By ________________________________________________
   Name:     William A. Glenn
   Title:    Managing Director

                                   Schedule I
                                   ----------



                                         Principal Amount
Banc of America Securities LLC       of [   ]% Class A-1 Notes
                                     -------------------------
First Union Capital Markets Corp.    Goldman, Sachs & Co.




                                     -------------------------
                                          $[            ]
Total............................



                                         Principal Amount
Banc of America Securities LLC       of [   ]% Class A-3 Notes
                                     -------------------------
First Union Capital Markets Corp.      Goldman, Sachs & Co.




                                     -------------------------
                                          $[            ]
Total............................



                                         Principal Amount
Banc of America Securities LLC       of [   ]% Class A-4 Notes
                                     -------------------------
First Union Capital Markets Corp.      Goldman, Sachs & Co.




                                     -------------------------
                                          $[            ]
Total............................

                                  Schedule II
                                  -----------


Banc of America Securities LLC       Principal Amount
                                     of [   ]% Certificates
                                     ----------------------




Total............................
                                     ----------------------
                                        $[            ]

                                     II-1